                                                                     EXHIBIT 5.1

                      LETTERHEAD OF LISA M. PALUMBO, Esq.

                                November 30, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

Reference is made to the registration under the Securities Act of 1933 (the "Act") of an aggregate of 1,200,000 shares (the "Shares") of the common stock, par value $1.00 per share (the "Common Stock") of EDO Corporation (the "Company") to be offered upon the terms and subject to the conditions set forth in the EDO Corporation 2006 Long-Term Incentive Plan (the "Plan").

I have examined or considered originals or copies, certified or otherwise identified to my satisfaction, of the Restated Certificate of Incorporation of the Company, as amended, the Amended and Restated Bylaws of the Company, the Plan, records of relevant corporate proceedings with respect to the offering of the Shares and such other documents, instruments and corporate records as I have deemed necessary or appropriate for the expression of the opinion contained herein. I have also reviewed the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission with respect to the Shares.

I have assumed the authenticity and completeness of all records, certificates and other instruments submitted to me as originals, the conformity to original documents of all records, certificates and other instruments submitted to me as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to me as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that I have examined.

Based on the foregoing and having regard for such legal consideration as I have deemed relevant, I am of the opinion that the Shares have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Plan, will be duly and validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the federal laws of the United States of America and the New York Business Corporate Law, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,


                                        /S/ LISA M. PALUMBO
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